Exhibit 99.1

DataMEDS AI Announces Termination of Second Amended and Restated Letter of Intent

TAMPA, FL / ACCESS Newswire / November 3, 2026 / DataMeds AI, Inc. (“DataMeds SI,” “DataMEDS” or the “Company”) (NASDAQ:MEDS), a healthcare company that integrates its health information technology and physical infrastructure with its EinsteinRx™ artificial intelligence platform and PharmacyChain™ blockchain-enabled smart contracts platform, today announced that it has terminated the Second Amended and Restated letter of intent dated October 19, 2026 (“2nd LOI”) with Datavault AI Inc. (“Datavault AI”) (NASDAQ:DVLT), Data Health Partners, Inc.’s (“DHP”) wholly-owned subsidiary REBOOT Health AI, Inc., EOS Technology Holdings, Inc. (“EOS”), Scilex Holding Company (“Scilex”) and HealthBridge Advisors, LLC (“HealthBridge Advisors”) for the in-license or acquisition of IP in exchange for Company common stock due to market conditions. DataMEDS does not owe any fees or obligation as a result of the termination.

As a result of the termination of the 2nd LOI, DataMEDS will no longer be issuing any shares related to the 2nd LOI.

DataMEDS confirms that its exclusive license with REBOOT for the management of GLP-1 users, dated October 13, 2026, remains in full force and effect.

Datavault AI for PharmacyChain™ manufacturer-to-patient blockchain-enabled smart contracts remains in full force and effect, in accordance with the terms of that agreement dated November 24, 2025. No shares of the Company were issued to Datavault in connection with that agreement.

About DataMEDS AI

DataMEDS AI, Inc. (NASDAQ:MEDS), formerly Wellgistics Health, Inc., is a healthcare company focused on the vertical integration of technology, pharmacy, pharmaceutical-adjacent and telemedicine business units through its health information technology platforms to deliver a better experience for consumers and providers. Headquartered in Tampa, Fla., DataMEDS incorporates its EinsteinRx™ artificial intelligence platform and PharmacyChain™ blockchain-enabled smart contracts platform into the Health Lives Here mobile application from Tollo Health, LLC, and its pharmacy-related Corexa Health subsidiary provides pharmacy dispensing and pharmacy-related services, including distribution of products developed by Tollo Health. DataMEDS also owns Helomics Corporation, a Pittsburgh, PA-based commercial clinical molecular diagnostics laboratory focused on the ChemoFx® Assay chemotherapy selection diagnostics test that aims to help oncologists make chemotherapy treatment decisions. Learn more at https://datamedsai.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are not predictions of actual performance. Forward-looking statements include, without limitation, statements regarding: the effects of the cancellation of the LOI on the Company’s business, strategy and technology plans; the Company’s ability to identify, negotiate and complete alternative acquisitions, licenses or partnerships on acceptable terms or at all; any costs, claims or disputes that may arise in connection with the LOI or its cancellation; the status of any other existing agreements or relationships with the parties to the LOI; the Company’s capitalization and any future issuances of its securities; the Company’s ability to execute its existing business plans, including those of Health Lives Here, Corexa Health and Helomics; the Company’s ability to maintain compliance with Nasdaq listing standards; and the Company’s liquidity, capital resources and ability to fund operations. Actual results may differ materially from those expressed or implied in these forward-looking statements due to a number of risks and uncertainties, including those described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

DataMEDS AI Media Contact

James Lambert, Vice President, Rubenstein Public Relations

212.805.3024 | jlambert@rubensteinpr.com

DataMEDS AI Investor Contact

IR@datamedsai.com